UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007

Monster Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21571	13-3906555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications  pursuant to Rule 425 under the Securities Act

☐            Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐     Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 2.02             RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 26, 2007, Monster Worldwide, Inc. (the “Company”) announced its results of operations for the first quarter ended March 31, 2007.  A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Included in the press release and the supplemental financial information issued by the Company and furnished herewith as Exhibits 99.1 and 99.2, are certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures, such as operating income before depreciation and amortization, free cash flow and net cash provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock based compensation. The Company considers OIBDA to be an important indicator of our operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock based compensation from period to period, which the Company believes is useful to management and investors in evaluating its operating performance.  OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures.  As a result of the adoption SFAS 123(R) in 2006, free cash flow amounts in 2005 and 2006 have been adjusted to exclude the income tax benefits on stock option exercises.  Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment.  Free cash flow is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.  Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash is defined as cash and cash equivalents plus marketable securities, less total debt.  The Company considers net cash to be an important measure of liquidity and an indicator of its ability to meet its ongoing obligations.  The Company also uses net cash, among other measures, in evaluating its options for capital deployment.  Net cash presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

ITEM 7.01.            REGULATION FD DISCLOSURE.

The Company has provided certain supplemental financial information that can be accessed directly at http://www.monsterworldwide.com/Q107.pdf or through the Company’s Investor Relations website at http://ir.monsterworldwide.com. This information is attached hereto as Exhibit 99.2.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

99.1                           Press release of the Company issued on April 26, 2007, relating to its first quarter 2007 results.

99.2         Supplemental Financial Information.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ Charles Baker
Charles Baker
Senior Vice President and Chief Financial Officer

Dated: April 26, 2007